Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

C. Christopher Gaut Resigns as ENSCO Chief Financial Officer To Accept Position as Halliburton CFO

Dallas, Texas, February 12, 2003...ENSCO International Incorporated (NYSE: ESV) announced that C. Christopher Gaut, Senior Vice President and Chief Financial Officer, Member - Office of the President and Chief Operating Officer, will resign his position at ENSCO effective the end of this month to join Halliburton Company as Executive Vice President and Chief Financial Officer. Mr. Gaut has been with ENSCO over fifteen years and has served as the Company's Chief Financial Officer since 1988. Mr. Gaut's responsibilities will be reassigned to officers within ENSCO until a permanent successor is announced.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented, "Cris has made a major contribution in helping to build ENSCO, and will be sorely missed. That said, we recognize Cris has been presented a significant opportunity and wish him well in his new position at Halliburton."

ENSCO, headquartered in Dallas, Texas, provides contract drilling and marine transportation services to the international petroleum industry.

Contact: Richard LeBlanc 214-397-3011